Exhibit 99.1
BroadSoft Signs Definitive Agreement to Acquire Casabi
Will enable telecommunications service providers to broaden their consumer services to include fixed-line SMS and personalized information services
GAITHERSBURG, MD, October 14, 2010 — BroadSoft, Inc. (Nasdaq: BSFT), the leading global provider of IP-based communications services to the telecommunications industry, today announced it has signed a definitive agreement to acquire substantially all of the assets of Campbell, California-based Casabi, Inc., a privately held provider of innovative, cloud-based personalized content and messaging applications, for approximately $1.95 million. The closing of the acquisition is subject to the satisfaction of various customary closing conditions.
Casabi empowers cable, fixed-line and mobile telecommunications service providers to expand their consumer offerings to include fixed-line SMS, customized information services, and tools that keep families organized. Through this hosted application, family members can send group text messages to any phone number (fixed-line or mobile), access voicemail, make real-time updates to a family calendar, and share a network address book.
The Casabi acquisition will build upon BroadSoft’s software-as-a-service (SaaS) offerings, which began with the acquisition of PacketSmart in late 2009, and will enable BroadSoft’s telecommunications service provider customers to:
•	Introduce an enhanced user experience to their consumer customers, increasing customer satisfaction and reducing churn

•	Monetize new revenue streams through the delivery of SMS to and from a home phone and the web, as well as other personalized content

•	Accelerate time to market by delivering the Casabi services via the BroadSoft cloud

“Comcast has worked closely with Casabi to develop and deliver consumer-friendly communication and information features that create a richer, more compelling experience for our Xfinity customers,” said Cathy Avgiris, Comcast Cable’s senior vice president and general manager of Comcast Communications and Data Services. “With our longstanding relationship with BroadSoft, and our work with Casabi, we are excited about this acquisition.”
“Broad adoption of individual applications, such as SMS, demonstrates that consumers value features that improve a family’s ability to communicate with one another across multiple devices,” said Michael Tessler, chief executive officer, BroadSoft. “We believe that, by incorporating Casabi’s services into our Consumer Experience solution, we will help operators improve customer retention by delivering new innovative services to the home. We also expect to leverage the Casabi technology to further serve the communication needs of the small business market.”
Upon the closing of the acquisition, Greg Pounds, Casabi’s Chief Technical Officer and co-founder, along with the other Casabi employees, will join BroadSoft to manage its expanded cloud operations.
BroadSoft anticipates that the acquisition will generate between three to four million dollars in revenue over the next twelve months and will be approximately neutral to BroadSoft’s non-GAAP earnings per share over this same time period.
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About BroadSoft:
BroadSoft provides software that enables fixed-line, mobile and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company’s software, BroadWorks®, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “enable,” “expect,” “will,” and other similar terms and phrases and include statements concerning the potential benefits of the acquisition for service provider customers, BroadSoft’s ability to leverage the Casabi technology for the small business market, and the future revenue and non-GAAP earnings per share impact of the acquisition. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to BroadSoft’s ability to: incorporate Casabi’s technology, continue to service the customers acquired through the transaction at historical levels, extend Casabi services to additional customers, integrate and retain Casabi personnel and expand upon the Casabi technology to develop applications specifically targeted to enterprises, and the risk that the transaction may not close as a result of the failure to meet closing conditions, as well as those factors contained in the “Risk Factors” section of BroadSoft’s Form 10-Q for the quarter ended June 30, 2010 and in BroadSoft’s other filings with the SEC. All information in this release is as of October 14, 2010. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in its expectations.
Media Contacts:
Leslie Ferry
+1-240-364-9038
lferry@BroadSoft.com
Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com
Alex Moorhouse
+44 (0) 207 751 4444
amoorhouse@miliberty.com